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                                                                   Exhibit 10.6

                                      FORM OF
                               SECURED PROMISSORY NOTE



$__________                                                 New York, New York
                                                            __________________


     FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of Accuride Corporation, a Delaware corporation (the "Company"), at its office at 2315 Adams Lane, Henderson, Kentucky 42420 in lawful money of the United States, _____________ ($__________). The undersigned promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding from the date hereof at the rate of 5.68% per annum. Interest shall be calculated annually on the basis of a 365 day year and the number of actual days elapsed.

     Except as otherwise provided herein or in the Repayment and Stock Pledge Agreement between the Company and the undersigned dated _________________ (the "Pledge Agreement"), principal and interest payments hereunder shall be due as set forth on Exhibit A.

     Notwithstanding anything to the contrary in this Note, the unpaid principal amount hereof, all accrued and unpaid interest hereunder and all other amounts owing hereunder shall be due and payable in full on the date which is two months after the date of termination of the undersigned's employment with the Company or any of its subsidiaries; provided, however, that this paragraph shall have no force and effect in the event the Company has not elected to repurchase the shares purchased by the undersigned pursuant to this Promissory Note.

     Notwithstanding anything to the contrary in this Note or the Pledge Agreement, upon the undersigned's termination of employment with the Company or any of its subsidiaries for any reason, the Company may, in its discretion, apply the amount of any incentive compensation and any other compensation (other than payments in the nature of severance and final paychecks), in each case to the maximum extent permitted by law and net of all applicable income taxes at the undersigned's actual rate to (or on behalf of) the undersigned to repay the balance of the Note, if any, and the undersigned hereby consents, to the maximum extent permitted by law, to the Company's application of all such payments to so repay the Note.

     This Note is issued in connection with the purchase by the undersigned of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and the execution by the undersigned of the Stockholder's Agreement of even date herewith among the Company, the undersigned and Hubcap Acquisition L.L.C. (the "Stockholder's Agreement") and the pledge of such Stock and other collateral (the "Pledged Securities") pursuant to the Pledge Agreement.

     The undersigned shall have the right to prepay this Note, in whole or in part, at any time without notice and without penalty and, notwithstanding anything to the contrary herein, this

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Note shall be prepaid, in whole or in part and from time to time, from the proceeds from any sale, transfer or other disposition of the Pledged Securities. Any partial prepayments shall be applied first to accrued and unpaid interest and then to principal.

     Notwithstanding the existence of the Pledged Securities as security for repayment of the Note, the undersigned remains personally liable to the Company for any deficiency which the Pledged Securities do not cover.

     If an Event of Default (as defined in the Pledge Agreement) shall have occurred and be continuing, then, at such time, the unpaid principal amount hereof, all accrued and unpaid interest hereunder and all other amounts owing hereunder shall be and become immediately due and payable without notice to the undersigned.

     The Company shall have all of the rights to a secured creditor under the Delaware Commercial Code with respect to the Pledged Securities pledged as security hereunder.

     The undersigned promises to pay all costs and expenses, including reasonable attorney's fees incurred by the Company in collecting or attempting to collect the indebtedness under the Note.

     If any payment of principal or interest on this Note becomes due and payable on a day other than a business day, such payment shall be made on the next succeeding business day. As used herein, the term "business day" means any day other than a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized by law to close.

     Except as otherwise provided herein, presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived. All notices, declarations and other communications hereunder shall be in writing, hand delivered (including delivery by a courier service) as follows:

               If to the Company:

                    Accuride Corporation
                    2315 Adams Lane
                    Henderson, KY 42420
                    Attention:     President

     If to the undersigned, to him at his most recent address as reflected in the Company's records, or to such other address as the Company or the undersigned may deliver to the other party from time to time in writing in like manner.

     This Note shall not be assigned by the undersigned without the prior written consent of the Company. This Note may be assigned by the Company at any time.

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     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF DELAWARE.


                                             _______________________________
                                             [                 ]


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                                      EXHIBIT A


                                      [$750,000]


     DATE                          PAYMENT

     1/30/98                       $300,000 plus accrued interest

     8/31/98                       $450,000 plus accrued interest



                                      [$200,000]


     DATE                          PAYMENT

     1/30/98                       $40,000 plus accrued interest

     8/31/98                       $60,000 plus accrued interest

     1/29/99                       $50,000 plus accrued interest

     12/31/99                      $50,000 plus accrued interest


                                     [$100,000]


     DATE                          PAYMENT

     1/30/98                       $20,000 plus accrued interest

     8/31/98                       $30,000 plus accrued interest

     1/29/99                       $25,000 plus accrued interest

     12/31/99                      $25,000 plus accrued interest


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